Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:	Christopher Abate
Redwood Trust, Inc.		Chief Financial Officer
Thursday, November 1, 2012		(415) 384-3584

Mike McMahon
Investor Relations
(415) 384-3805

REDWOOD TRUST REPORTS THIRD QUARTER 2012 RESULTS

MILL VALLEY, CA – November 1, 2012 – Redwood Trust, Inc. (NYSE:RWT) today reported net income for the third quarter of 2012 of $40 million, or $0.48 per fully diluted share. This compares to net income of $20 million, or $0.24 per fully diluted share, for the second quarter of 2012, and net income of $1 million, or $0.01 per fully diluted share, for the third quarter of 2011.

Redwood also reported estimated total taxable income of $17 million, or $0.21 per share, for the third quarter of 2012. This compares to estimated taxable income of $17 million, or $0.22 per share, for the second quarter of 2012, and taxable income of $6 million, or $0.07 per share, for the third quarter of 2011.

Additional information on Redwood’s business, financial results, and non-GAAP metrics can be found in The Redwood Review, a quarterly publication available on Redwood’s website at www.redwoodtrust.com. In order to complete the formatting of its Quarterly Report on Form 10-Q with eXtensible Business Reporting Language (XBRL) tags, Redwood plans to file the Quarterly Report with the Securities and Exchange Commission by Monday, November 5, 2012, and also make it available on the website.

Cautionary Statement: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our most recent Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)

($ in millions, except share data)

	Third Quarter 2012	Second Quarter 2012	First Quarter 2012	Fourth Quarter 2011	Third Quarter 2011

Interest income	$60	$60	$59	$56	$53
Interest expense	(28)	(29)	(31)	(29)	(24)

Net interest income	31	31	28	27	29
(Provision for) reversal of provision for loan losses	(1)	1	—	(8)	(4)
Other market valuation adjustments, net	(3)	(5)	(1)	(10)	(13)

Net interest income after provision and other market valuation adjustments	27	27	27	10	12
Mortgage banking activities, net	17	2	4	—	—
Operating expenses	(17)	(15)	(15)	(13)	(12)
Realized gains, net	14	7	14	—	1
Provision for income taxes	(1)	(1)	—	—	—

Net Income (Loss) Attributable to Redwood Trust, Inc.	$40	$20	$30	$(3)	$1

Average diluted shares (thousands)	80,764	78,815	79,892	78,370	78,471
Diluted earnings (loss) per share	$0.48	$0.24	$0.37	$(0.03)	$0.01
Regular dividends declared per common share	$0.25	$0.25	$0.25	$0.25	$0.25

(1)	Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)

($ in millions, except share data)

	Nine Months Ended September 30,
	2012	2011

Interest income	$178	$161
Interest expense	(88)	(70)

Net interest income	90	91
Provision for loan losses	—	(8)
Other market valuation adjustments, net	(10)	(30)

Net interest income after provision and other market valuation adjustments	80	52
Mortgage banking activities, net	23	—
Operating expenses	(47)	(35)
Realized gains, net	35	11
Provision for income taxes	(1)	—

Net income	90	28
Less: Net loss attributable to noncontrolling interest	—	(1)

Net Income Attributable to Redwood Trust, Inc.	$90	$29

Average diluted shares (thousands)	80,176	78,276
Diluted earnings per share	$1.09	$0.35
Regular dividends declared per common share	$0.75	$0.75

(1)	Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)

($ in millions, except share data)

	30-Sep 2012	30-Jun 2012	31-Mar 2012	31-Dec 2011	30-Sep 2011

Residential loans	$3,495	$3,472	$3,651	$4,195	$4,158
Commercial loans	298	259	190	170	111
Real estate securities, at fair value	1,313	1,311	1,262	982	1,033
Cash and cash equivalents	39	70	150	267	133
Other assets	152	134	119	130	119

Total Assets	$5,297	$5,246	$5,372	$5,743	$5,554

Short-term debt	$522	$455	$441	$428	$—
Other liabilities	156	136	126	144	163
Asset-backed securities issued	3,429	3,564	3,704	4,139	4,293
Long-term debt	140	140	140	140	140

Total liabilities	4,247	4,295	4,410	4,851	4,595

Stockholders’ equity	1,050	951	962	893	959

Total Liabilities and Equity	$5,297	$5,246	$5,372	$5,743	$5,554

Shares outstanding at period end (thousands)	81,526	79,263	78,756	78,556	78,495
GAAP book value per share	$12.88	$12.00	$12.22	$11.36	$12.22

(1)	Certain totals may not foot due to rounding. See notes to consolidating balance sheet on page 6.

REDWOOD TRUST, INC.

The following tables show the estimated effect that Redwood (Parent) and our Consolidated Entities had on GAAP income for the three and nine months ended September 30, 2012.

Consolidating Income Statement (1)

Three Months Ended September 30, 2012

($ in millions)

	Redwood (Parent) (2)	Consolidated Entities	Redwood Consolidated

Interest income	$29	$25	$54
Net discount (premium) amortization	7	(2)	6

Total interest income	36	23	60
Interest expense	(6)	(22)	(28)

Net interest income	30	1	31
Provision for loan losses	(1)	(1)	(1)
Other market valuation adjustments, net	(6)	2	(3)

Net interest income after provision and other market valuation adjustments	24	3	27
Mortgage banking activities, net	17	—	17
Operating expenses	(17)	—	(17)
Realized gains, net	14	—	14
Provision for income taxes	(1)	—	(1)

Net Income	$37	$3	$40

Consolidating Income Statement (1)

Nine Months Ended September 30, 2012

($ in millions)

	Redwood (Parent) (2)	Consolidated Entities	Redwood Consolidated

Interest income	$79	$79	$158
Net discount (premium) amortization	24	(4)	20

Total interest income	103	75	178
Interest expense	(18)	(70)	(88)

Net interest income	85	5	90
(Provision for) reversal of provision for loan losses	(1)	1	—
Other market valuation adjustments, net	(13)	3	(10)

Net interest income after provision and other market valuation adjustments	72	9	80
Mortgage banking activities, net	23	—	23
Operating expenses	(47)	—	(47)
Realized gains, net	27	7	35
Provision for income taxes	(1)	—	(1)

Net Income	$74	$16	$90

(1)	Certain totals may not foot due to rounding.
(2)	The interest income and interest expense related to the resecuritization we engaged in during the third quarter of 2011 are included in Redwood (Parent).

REDWOOD TRUST, INC.

We present this table to highlight the effect that Redwood (Parent) and our Consolidated Entities had on our GAAP balance sheet at September 30, 2012.

Consolidating Balance Sheet (1)

September 30, 2012

($ in millions)

	Redwood (Parent) (2)	Consolidated Entities	Redwood Consolidated

Residential loans	$418	$3,077	$3,495
Commercial loans	286	12	298
Real estate securities, at fair value	1,069	243	1,313
Cash and cash equivalents	39	—	39

Total earning assets	1,813	3,332	5,145
Other assets	93	60	152

Total Assets	$1,906	$3,392	$5,297

Short-term debt	$522	$—	$522
Other liabilities	99	58	156
Asset-backed securities issued	179	3,250	3,429
Long-term debt	140	—	140

Total liabilities	940	3,308	4,247

Stockholders’ equity	966	84	1,050

Total Liabilities and Equity	$1,906	$3,392	$5,297

(1)

Certain totals may not foot due to rounding. Certain Sequoia and Acacia securitization entities and the resecuritization we engaged in during the third quarter of 2011 are treated as secured borrowing transactions for GAAP and we are required under GAAP to consolidate the assets and liabilities of these securitization entities. The securitized assets and liabilities are legally not ours, and we own only the securities and interests that we acquired from these entities. The liabilities of these entities are obligations payable only from the cash flow generated by their securitized assets.

(2)

The consolidating balance sheet presents the assets and liabilities of the resecuritization we engaged in during the third quarter of 2011 under Redwood (Parent), although these assets and liabilities are owned by the resecuritization entity and are legally not ours and we own only the securities and interests that we acquired from the resecuritization entity. At September 30, 2012, the resecuritization accounted for $325 million of available-for-sale securities and $179 million of asset-backed securities issued and our investment in this resecuritization is reflected in the difference between these assets and liabilities.

REDWOOD TRUST, INC.

Tax / GAAP Differences (1)

Three Months Ended September 30, 2012

($ in millions, except per share data)

	Tax (Est.)	GAAP	Differences
Interest income	$43	$60	$(17)
Interest expense	(6)	(28)	22

Net Interest Income	37	31	5
Provision for loan losses	—	(1)	1
Realized credit losses	(6)	—	(6)
Other market valuation adjustments, net	—	(3)	3
Mortgage banking activities, net	—	17	(17)
Operating expenses	(14)	(17)	3
Realized gains, net	—	14	(14)
Provision for income taxes	—	(1)	1

Net Income	$17	$40	$(23)

Income per share	$0.21	$0.48	$(0.27)

Tax / GAAP Differences (1)

Nine Months Ended September 30, 2012

($ in millions, except per share data)

	Tax (Est.)	GAAP	Differences
Interest income	$123	$178	$(55)
Interest expense	(18)	(88)	70

Net Interest Income	105	90	15
Provision for loan losses	—	—	—
Realized credit losses	(21)	—	(21)
Other market valuation adjustments, net	—	(10)	10
Mortgage banking activities, net	—	23	(23)
Operating expenses	(41)	(47)	6
Realized gains, net	—	35	(35)
Provision for income taxes	—	(1)	1

Net Income	$43	$90	$(47)

Income per share	$0.53	$1.09	$(0.56)

(1)

Certain totals may not foot due to rounding. Taxable income for 2012 is an estimate until we file our 2012 tax return. Taxable income per share is based on the number of shares outstanding at the end of each quarter.